Exhibit 3.254

CERTIFICATE OF INCORPORATION

OF

CAESARS NEW JERSEY, INC.

The Undersigned of the age of eighteen years or over for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation:

FIRST: The name of the corporation is CAESARS NEW JERSEY, INC.

SECOND: The purpose or purposes for which the corporation is organized is to engage in any activity or business within the purposes for which corporations may be organized under the “New Jersey Business Corporation Act”, (Title 14A).

THIRD: The aggregate number of shares which the corporation shall have the authority to issue is 30,000,000 shares of common stock, par value ten ($.10) cents per share.

The corporation, by resolution or resolutions of its Board of Directors, shall have the power to create and issue rights and options pursuant to and in accordance with N.J.S. 14A:7-7.

FOURTH: The address of the corporation’s initial registered office is 900 Route 9, P. O. Box 10, Woodbridge, New Jersey, 07095 and the name of the corporation’s initial registered agent at such address is Robert N. Wilentz.

FIFTH: The number of directors constituting the initial Board of Directors shall be one (1) and the name and address of the director is as follows: Matthias D. Dileo, 900 Route 9, P. O. Box 10, Woodbridge, New Jersey 07095.

SIXTH: The name and address of the incorporator is as follows:

Matthias D. Dileo

900 Route 9

P. O. Box 10

Woodbridge, New Jersey 07095

IN WITNESS WHEREOF, the Undersigned, the incorporator of the above named corporation, has hereunto signed this Certificate of Incorporation on this 13th day of July, 1978.

WITNESSETH:	/s/ MATTHIAS D. DILEO
MATTHIAS D. DILEO

/s/ CAROLE LUKACS
CAROLE LUKACS

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF CAESARS NEW JERSEY, INC.

The Undersigned is of the age of eighteen years or over for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General of the New Jersey Statutes, and does hereby execute the following Certificate of Amendment of the Certificate of Incorporation:

FIRST: The name of the corporation is CAESARS NEW JERSEY, INC.

SECOND: The amendment adds a new Article Seventh to the Certificate of Incorporation as follows:

SEVENTH: To the full extent from time to time permitted by law, no director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. Neither the amendment nor repeal of this Article, nor the adoption of any provision of this certificate of incorporation inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a director or officer of the corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption.

THIRD: The amendment was adopted by the shareholders of the corporation on November 24, 1987.

FOURTH: The number of shares entitled to vote upon the amendment was 16,261,531.

FIFTH: Fifteen million, five hundred and nine thousand, seven hundred and eight (15,509,708) shares voted for the amendment, and Two hundred seventy-six thousand, nine hundred and ninety-six (276,996) shares voted against the amendment.

SIXTH: The amendment is to become effective upon filing with the office of the Secretary of State.

IN WITNESS WHEREOF, the Undersigned, as Senior Vice President of the above named corporation and pursuant to authorization of its Board of Directors, has hereunto signed this Certificate of Amendment of the Certificate of Incorporation on November 24, 1987.

/s/ Philip L. Ball
Philip L. Ball
Senior Vice President

WITNESSETH:

/s/ Ross G. Swing
Ross G. Swing
Assistant Secretary

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF CAESARS NEW JERSEY, INC.

The Undersigned is of the age of eighteen years or over for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General of the New Jersey Statutes, and does hereby execute the following Certificate of Amendment of the Certificate of Incorporation:

FIRST: The name of the corporation is CAESARS NEW JERSEY, INC.

SECOND: The amendment adds a new Article Eighth to the Certificate of Incorporation as follows:

EIGHTH: (a) Notwithstanding any other provision of this Certificate of Incorporation to the contrary, outstanding shares of common stock or any other class or series of stock of the corporation shall always be subject to redemption by the corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the corporation or any subsidiary of the corporation to conduct any portion of the business of the corporation or any subsidiary of the corporation, which license or franchise is conditioned upon some or all of the holders of the corporation’s stock of any class or series possessing prescribed qualifications. The terms and conditions of such redemption shall be in the manner prescribed in clause (iii) of paragraph (b) of this Article and upon such other terms and conditions as the Board of Directors shall determine.

(b) In addition to any rights of the corporation under paragraph (a) of this Article and notwithstanding anything to the contrary in this Certificate of Incorporation, if any governmental authority, including any governmental authority engaged in regulating gaming activities, which has jurisdiction over the corporation or any subsidiary of the corporation determines that any shareholder of the corporation (including any beneficial owner of stock owned of record by another firm or person) is not licenseable, qualified or suitable to be a shareholder of the corporation, or if any governmental authority determines that a shareholder of the corporation is required to obtain a license or be found suitable or qualified to be a shareholder of the corporation and the shareholder does not promptly (and in any event within any period specified by the governmental authority or by any applicable law or regulation) apply for a license or to be found suitable or qualified, (i) beginning on the day the governmental authority makes the determination, or such later date as is fixed by the governmental authority, until the determination of the governmental authority is revoked or the shareholder is licensed or found suitable or qualified, the shareholder will not be entitled to receive any dividends, to exercise, directly or indirectly, any voting rights, or to exercise, directly or indirectly, any other rights of a shareholder, with regard to any stock of the corporation owned of record or beneficially by that shareholder, and no stock owned of record or, to the knowledge of the corporation, beneficially by the shareholder shall be treated as outstanding for the purpose of determining the number of shares entitled to vote, or required for there to be a quorum, at any meeting of shareholders, (ii) the shareholder will be required to dispose of all stock of the corporation which the shareholder owns of record or of which the shareholder is the beneficial owner, within 30 days after the corporation notifies the shareholder of the determination of the governmental authority, and (iii) beginning on the 30th day after the day on which the corporation notifies the shareholder of the determination of the governmental authority, the corporation will have the option to redeem at any time, or from time to time, until the determination of the governmental authority is revoked or the shareholder becomes licensed or is found qualified or suitable, any or all of the stock of the corporation which the shareholder owns of record or of which the shareholder is the beneficial owner at the price per share which is the lower of (a) the fair market value of a share of stock of the class to be redeemed on the day the corporation notifies the shareholder of the determination of the governmental authority, or (b) the fair market value of a share of stock of the class to be redeemed on the day the corporation notifies the shareholder of the corporation’s election to redeem the stock. For the purposes of this

Article, (i) the fair market value of a share of a class of stock of the corporation on a day will be (A) the last reported price at which stock of that class is traded on that day in the principal market for stock of that class (whether that is a stock exchange, an automated quotation system or another organized market) or (B) if the stock of that class is not traded in an organized market, the fair market value of a share of stock of that class as determined in good faith by the corporation’s Board of Directors, based upon an evaluation provided by an investment banking firm or other expert in valuing securities, and (ii) a notice of a determination of a governmental authority or of an election to redeem stock will be deemed given to a shareholder on the day when it is mailed by first class mail to the shareholder at the address shown on the stock records of the corporation, or, if the shareholder is a beneficial but not a record owner of stock of the corporation, at any address of the shareholder shown on any report or other item filed with the Securities and Exchange Commission or any successor to that agency, or at the address shown on the stock records of the corporation of any record owner of any stock of the corporation of which the shareholder is a beneficial owner. The corporation will be entitled to injunctive relief in any court of competent jurisdiction to enforce the provisions of this Article and each holder of the stock of the corporation will be deemed to have acknowledged by acquiring or retaining stock of the corporation that failure to comply with this Article will expose the corporation to irreparable injury for which there is not adequate remedy at law and that the corporation is entitled to injunctive relief to enforce the provisions of this Article.

THIRD: The amendment was adopted by the shareholders of the corporation on December 6, 1988.

FOURTH: The number of shares entitled to vote upon the amendment was 16,261,531.

FIFTH: Fifteen million, four hundred thirty seven thousand, seven hundred and eighty three (15,437,783) shares voted for the amendment, and Seventy six thousand, three hundred and sixteen (76,316) shares voted against the amendment.

SIXTH: The amendment is to become effective upon filing with the office of the Secretary of State.

IN WITNESS WHEREOF, the Undersigned, as Vice President of the above named corporation and pursuant to authorization of its Board of Directors, has hereunto signed this Certificate of Amendment of the Certificate of Incorporation on December 29, 1988.

/s/ Bruce Hinckley
Bruce Hinckley
Vice President

WITNESSETH:

/s/ Philip L. Ball
Philip L. Ball
Secretary

RESTATED CERTIFICATE OF INCORPORATION OF CAESARS NEW JERSEY, INC.

The Undersigned is of the age of eighteen years or over for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General of the New Jersey Statutes, and does hereby execute the following Restated Certificate of Incorporation:

FIRST: The name of the corporation is CAESARS NEW JERSEY, INC.

SECOND: The purpose or purposes for which the corporation is organized is to engage in any activity or business within the purposes for which corporations may be organized under the “New Jersey Business Corporation Act”. (Title 14A).

THIRD: The aggregate number of shares which the corporation shall have the authority to issue is 30,000,000 shares of common stock, par value ten ($.10) cents per share.

The corporation, by resolution or resolutions of its Board of Directors, shall have the power to create and issue rights and options pursuant to and in accordance with N.J.S. 14A:7-7.

FOURTH: The address of the corporation’s registered office is Boardwalk and Arkansas Avenues, Atlantic City, New Jersey 08404 and the name of the corporation’s registered agent at such address is Alfred J. Cade.

FIFTH: The number of directors constituting the current Board of Directors is nine (9) and the names and addresses of the directors are as follows:

Henry Gluck	1801 Century Park East #2600, Los Angeles, California
Roger Lee	1801 Century Park East #2600, Los Angeles, California
J. Terrence Lanni	1801 Century Park East #2600, Los Angeles, California
Philip L. Ball	1801 Century Park East #2600, Los Angeles, California
Abraham Bolsky	10960 Wilshire Boulevard, Los Angeles, California
William Chalkin	10801 National Blvd., #600, Los Angeles, California
Peter Echeverria	491 Court Street, Reno, Nevada
Terry Burman	5229 West 2nd Street, Los Angeles, CA 90004
Irving Buchalter	4097 Arcadia Way, Ocean Hills, CA 92056

SIXTH: To the full extent from time to time permitted by law, no director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. Neither the amendment nor repeal of this Article, nor the adoption of any provision of this certificate of incorporation inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a director or officer of the corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption.

SEVENTH: (a) Notwithstanding any other provision of this Certificate of Incorporation to the contrary, outstanding shares of common stock or any other class or series of stock of the corporation shall always be subject to redemption by the corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the corporation or any subsidiary of the corporation to conduct any portion of the business of the corporations or any subsidiary of the corporation, which license or franchise is conditioned upon some or all of the holders of the corporation’s stock of any class or series possessing prescribed qualifications. The terms and conditions of such redemption shall be in the manner prescribed in clause (iii) of paragraph (b) of this Article and upon such other terms and conditions as the Board of Directors shall determine.

(b) In addition to any rights of the corporation under paragraph (a) of this Article and notwithstanding anything to the contrary in this Certificate of Incorporation, if any governmental authority, including any governmental authority engaged in regulating gaming activities, which has jurisdiction over the corporation or any subsidiary of the corporation determines that any shareholder of the corporation (including any beneficial owner of stock owned of record by another firm or person) is not licensable, qualified or suitable to be a shareholder of the corporation, or if any governmental authority determines that a shareholder of the corporation is required to obtain a license or be found suitable or qualified to be a shareholder of the corporation and the shareholder does not promptly (and in any event within any period specified by the governmental authority or by any applicable law or regulation) apply for a license or to be found suitable or qualified, (i) beginning on the day the governmental authority makes the determination, or such later date as is fixed by the governmental authority, until the determination of the governmental authority is revoked or the shareholder is licensed or found suitable or qualified, the shareholder will not be entitled to receive any dividends, to exercise, directly or indirectly, any voting rights, or to exercise, directly or indirectly, any other rights of a shareholder, with regard to any stock of the corporation owned of record or beneficially by that shareholder, and no stock owned of record or, to the knowledge of the corporation, beneficially by the shareholder shall be treated as outstanding for the purpose of determining the number of shares entitled to vote, or required for there to be a quorum, at any meeting of shareholders, (ii) the shareholder will be required to dispose of all stock of the corporation which the shareholder owns of record or of which the shareholder is the beneficial owner, within 30 days after the corporation notifies the shareholder of the determination of the governmental authority, and (iii) beginning on the 30th day after the day on which the corporation notifies the shareholder of the determination of the governmental authority, the corporation will have the option to redeem at any time, or from time to time, until the determination of the governmental authority is revoked or the shareholder becomes licensed or is found qualified or suitable, any or all of the stock of the corporation which the shareholder owns of record or of which the shareholder is the beneficial owner at the price per share which is the lower of (a) the fair market value of a share of stock of the class to be redeemed on the day the corporation notifies the shareholder of the determination of the governmental authority, or (b) the fair market value of a share of stock of the class to be redeemed on the day the corporation notifies the shareholder of the corporation’s election to redeem the stock. For the purposes of this Article, (i) the fair market value of a share of a class of stock of the corporation on a day will be (A) the last reported price at which stock of that class is traded on that day in the principal market for stock of that class (whether that is a stock exchange, an automated quotation system or another organized market) or (B) if the stock of that class is not traded in an organized market, the fair market value of a share of stock of that class as determined in good faith by the corporation’s Board of Directors, based upon an evaluation provided by an investment banking firm or other expert in valuing securities, and (ii) a notice of a determination of a governmental authority or of an election to redeem stock will be deemed given to a shareholder on the day when it is mailed by first class mail to the shareholder at the address shown on the stock records of the corporation, or, if the shareholder is a beneficial but not a record owner of stock of the corporation, at any address of the shareholder shown on any report or other item filed with the Securities and Exchange Commission or any successor to that agency, or at the address shown on the stock records of the corporation of any record owner of any stock of the corporation of which the shareholder is a beneficial owner. The corporation will be entitled to injunctive relief in any court of competent jurisdiction to enforce the provisions of this Article and each holder of the stock of the corporation will be deemed to have acknowledged by acquiring or retaining stock of the corporation that failure to comply with this Article will expose the corporation to irreparable injury for which there is not adequate remedy at law and that the corporation is entitled to injunctive relief to enforce the provisions of this Article.

IN WITNESS WHEREOF, the Undersigned, as Secretary of the above named, corporation and pursuant to authorization of its Board of Directors, has hereunto signed this Restated Certificate of Incorporation on this 29th day of December, 1988.

/s/ Philip L. Ball
Philip L. Ball
Secretary

WITNESSETH:

/s/ Ross G. Swing
Ross G. Swing
Assistant Secretary

CERTIFICATE OF AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION OF CAESARS NEW JERSEY, INC.

The Undersigned, on behalf of the corporation, pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Amendment of the Restated Certificate of Incorporation.

FIRST: The name of the corporation is CAESARS NEW JERSEY, INC.

SECOND: The amendment adds a new Article EIGHTH to the Restated Certificate of Incorporation as follows:

EIGHTH: Each holder of shares of the corporation’s common stock, par value $.10 per share, shall have the right to dissent, in accordance with Chapter 11 of Title 14A, Corporations, General of the New Jersey Statutes, from any merger of the corporation with Caesars World, Inc., a Florida corporation (“CWI”), or a wholly owned subsidiary of CWI, which occurs pursuant to the terms of the Stipulation and Agreement of Compromise and Settlement dated October 17, 1990, executed in connection with an action entitled Abrams, et al. v. Caesars New Jersey, Inc., et al., Civ. No. 90-2846 (MHC) (D.N.J.).

THIRD: The amendment was adopted by the shareholders of the corporation on December 3, 1990.

FOURTH: The number of shares entitled to vote upon the amendment was 16,261,531.

FIFTH: The amendment was adopted without a meeting pursuant to a written consent of shareholders.

The number of shares represented by such consent was 16,038,537.

SIXTH: The amendment is to become effective upon filing of this Certificate of Amendment with the office of the Secretary of State.

IN WITNESS WHEREOF, the Undersigned, as a duly authorized officer of the above named corporation and pursuant to authorization of its Board of Directors, has hereunto signed this Certificate of Amendment of the Restated Certificate of Incorporation on December 24, 1990.

By:	/s/ Roger Lee
Name:	Roger Lee
Title:	Sr. Vice President

WITNESSETH:

By:	/s/ Philip L. Ball
Name:	Philip L. Ball
Title:	Secretary

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CERTIFICATE OF MERGER OF CWI ACQUISITION CORP. WITH AND INTO CAESARS NEW JERSEY, INC.

Under Section 14A:10-5.1 of the

New Jersey Business Corporation Act

Pursuant to the provisions of Section 14A:10-5.1 of the New Jersey Business Corporation Act, the Undersigned hereby certifies:

FIRST: The name of the surviving corporation is Caesars New Jersey, Inc., a New Jersey corporation. The names of the constituent corporations are, respectively, CWI Acquisition Corp., a New Jersey corporation (“Acquisition”), and Caesars New Jersey, Inc., a New Jersey corporation (the “Company”).

SECOND: The Plan of Merger is attached hereto as Exhibit A.

THIRD: The Board of Directors of Acquisition approved the Plan of Merger on December 27, 1990.

FOURTH: There are 16,261,531 shares of common stock of the Company issued and outstanding (“Shares”). Acquisition owns 16,114,813 Shares.

FIFTH: The Plan of Merger is being mailed to minority shareholders of the Company on December 27, 1990.

SIXTH: The sole shareholder of Acquisition approved the Plan of Merger on December 27, 1990.

IN WITNESS WHEREOF, the Undersigned, as a duly authorized officer of CWI Acquisition Corp. and pursuant to authorization by its Board of Directors, has hereunto signed this Certificate of Merger this 27day of December, 1990.

By:	/s/ Roger Lee
Name:	Roger Lee
Title:	Vice President & Treasurer

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RESTATED CERTIFICATE OF INCORPORATION	FILED JUL 29 1991 JOAN HABERLE SECRETARY OF STATE
OF
CAESARS NEW JERSEY, INC.

The Undersigned, on behalf of Caesars New Jersey, Inc., a New Jersey corporation, pursuant to the provisions of the New Jersey Business Corporation Act (the “BCA”), does hereby execute the following Restated Certificate of Incorporation:

FIRST: The name of the corporation is CAESARS NEW JERSEY, INC.

SECOND: The purpose or purposes for which the corporation is organized is to engage in any activity or business within the purposes for which corporations may be organized under the BCA.

THIRD: The aggregate number of shares which the corporation shall have the authority to issue is 30,000,000 shares of common stock, par value ten cents ($.10) per share.

The corporation, by resolution or resolutions of its Board of Directors, shall have the power to create and issue rights and options pursuant to and in accordance with Section 14A:7-7 of the BCA.

FOURTH: The address of the corporation’s registered office is Boardwalk and Arkansas Avenues, Atlantic City, New Jersey 08404 and the name of the corporation’s registered agent at such address is Alfred J. Cade.

FIFTH: The number of directors shall be as set forth in the By-Laws. The number of directors constituting the current Board of Directors is four (4) and the names and addresses of the directors are as follows:

Henry Gluck 1801 Century Park East #2600, Los Angeles, CA 90067 Roger Lee 1801 Century Park East #2600, Los Angeles, CA 90067 J.Terrence Lanni 1801 Century Park East #2600, Los Angeles, CA 90067 Philip L. Ball 1801 Century Park East #2600, Los Angeles, CA 90067

SIXTH: To the full extent from time to time permitted by law, no director or officer of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. Neither the amendment nor repeal of this Article, nor the adoption of any provision of this certificate of incorporation inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a director or officer of the corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption.

SEVENTH: The New Jersey Casino Control Commission (hereinafter in this Certificate referred to as the “Commission”) shall have the right of prior approval of any and all transfers of the corporation’s securities, shares or other interests in the corporation as said terms are defined in the “Casino Control Act.” Notwithstanding any other provision of this certificate of incorporation to the contrary, the corporation shall have the absolute right to repurchase, at the market price or the purchase price, whichever is the lesser, any security, share or other interest in the corporation in the event that the Commission disapproves a transfer in accordance with the provisions of the “Casino Control Act.”

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EIGHTH: Each holder of shares of the corporation’s common stock, par value ten cents ($.10) per share, shall have the right to dissent, in accordance with Chapter 11 of the BCA, from any merger of the corporation with Caesars World, Inc., a Florida corporation (“CWI”), or a wholly-owned subsidiary of CWI, which occurs pursuant to the terms of the Stipulation and Agreement of Compromise and Settlement, dated October 17, 1990, executed in connection with an action entitled Abrams. et al. v. Caesars New Jersey. Inc., et al., Civ. No. 90-2846 (MHC) (D.N.J.).

IN WITNESS WHEREOF, the Undersigned, as a duly authorized officer of Caesars New Jersey, Inc., and pursuant to the authorization of the corporation’s Board of Directors, has hereunto signed this Restated Certificate of Incorporation on this 25th day of July, 1991.

By:	/s/ Roger Lee
Name

Sr. Vice President
Title

WITNESSETH

By:	/s/ Philip L. Ball
Name

Secretary
Title

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